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                                                                     EXHIBIT 9.1

                             VOTING TRUST AGREEMENT


         THIS VOTING TRUST AGREEMENT (this "Agreement") is entered into as of February 10, 1999, by and between The Men's Wearhouse, Inc., a Texas corporation ("TMW"), Golden Moores Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of TMW ("Canco"), Moores Retail Group Inc., a New Brunswick corporation ("MG"), and The Trust Company of Bank of Montreal, a Canadian trust company ("Trustee").

         WHEREAS, pursuant to a Combination Agreement dated as of November 18, 1998, by and between TMW, Canco, MG and the Shareholders of MG signatory thereto (collectively, the "Shareholders") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), TMW and MG would execute and deliver a Voting Trust Agreement containing the terms and conditions set forth in Exhibit O to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

         WHEREAS, pursuant to a share restructuring (the "Share Restructuring") effected by an Article of Amendment giving effect to the share restructuring plan (the "Share Restructuring Plan") filed pursuant to the Business Corporations Act (New Brunswick) (or any successor or other corporate statute by which MG may in the future be governed) (the "Act"), each issued and outstanding Common Share, Class B Share, Class C Share and Class D Share of MG (a "MG Common Share") and each option to purchase MG Shares was exchanged for issued and outstanding Exchangeable Shares of MG (the "Exchangeable Shares"), and thereafter, MG's sole issued and outstanding Preferred Share was exchanged by the holder thereof for one hundred issued and outstanding MG Common Shares.

         WHEREAS, the above-mentioned Share Restructuring Plan sets forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions").

         WHEREAS, TMW is to provide voting rights in TMW to each holder (other than TMW and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of TMW Common Stock.

         WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in TMW shall be exercisable by holders (other than TMW and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of TMW Series A Special Voting Preferred Stock (the "TMW Series A Special Voting Preferred Stock") to which voting rights attach for the benefit of such holders.

         WHEREAS, these recitals and any statements of fact in this Agreement are made by TMW, Canco and MG and not by the Trustee.



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         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 Definitions. In this Agreement, the following terms shall have the following meanings:

         "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of TMW Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the number of votes to which a holder of one share of TMW Common Stock is entitled with respect to such matter, proposition or question.

         "AUTHORIZED PERSONS" has the meaning provided in Section 7.20 hereof.

         "BOARD OF DIRECTORS" means the Board of Directors of MG.

         "BUSINESS DAY" has the meaning provided in the Exchangeable Share Provisions;

         "EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of TMW Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of TMW Common Stock is entitled with respect to such matter, proposition or question.

         "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions.

         "EXCHANGEABLE SHARE PROVISIONS" has the meaning provided in the recitals hereto.

         "EXCHANGEABLE SHARES" has the meaning provided in the recitals hereto.

         "HOLDER VOTES" has the meaning provided in Section 4.2 hereof.

         "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than TMW and its Subsidiaries.

         "LIST" has the meaning provided in Section 4.6 hereof.

         "MG COMMON SHARES" has the meaning provided in the recitals hereto.

         "NOTICE EVENT" has the meaning provided in Section 7.17 hereof.


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         "OFFICER'S CERTIFICATE" means, with respect to TMW, Canco or MG, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of TMW, Canco or MG, as the case may be.

         "PERSON" includes an individual, body corporate, partnership, limited liability partnership, company, limited liability company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

         "SHARE RESTRUCTURING" has the meaning provided in the recitals hereto.

         "SHARE RESTRUCTURING PLAN" has the meaning provided in the recitals hereto.

         "SUBSIDIARY" has the meaning provided in the Exchangeable Share Provisions.

         "SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof by and between TMW, Canco, MG and the Shareholders signatory thereto.

         "TMW COMMON STOCK" has the meaning provided in the Exchangeable Share Provisions.

         "TMW CONSENT" has the meaning provided in Section 4.2 hereof.

         "TMW MEETING" has the meaning provided in Section 4.2 hereof.

         "TMW SERIES A SPECIAL VOTING PREFERRED STOCK" has the meaning provided in the recitals hereto.

         "TMW SUCCESSOR" has the meaning provided in subsection 11.1(a) hereof.

         "TRUST" means the trust created by this Agreement.

         "TRUST ESTATE" means the Voting Share, any other securities and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

         "TRUSTEE" means The Trust Company of Bank of Montreal and, subject to the provisions of Article X hereof, includes any successor trustee or permitted assigns.

         "VOTING RIGHTS" means the voting rights attached to the Voting Share.

         "VOTING SHARE" means the one share of TMW Series A Special Voting Preferred Stock, U.S. $0.01 par value, issued by TMW to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of TMW Common Stock equal to the Aggregate Equivalent Vote Amount.

         1.2 Interpretation Not Affected by Headings, Etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.


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         1.3 Number, Gender, Etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         1.4 Date for Any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE II

                              PURPOSE OF AGREEMENT

         The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights, as trustee for and on behalf of the Holders as provided in this Agreement.

                                   ARTICLE III

                                  VOTING SHARE

         3.1 Issuance and Ownership of the Voting Share. TMW hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. TMW hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by TMW to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

                  (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

                  (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

         3.2 Legended Share Certificates. MG will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Holder Votes.

         3.3 Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.


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                                   ARTICLE IV

                            EXERCISE OF VOTING RIGHTS

          4.1 Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of TMW at a TMW Meeting or in connection with a TMW Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article IV from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a TMW Consent is sought or a TMW Meeting is held. To the extent that no instructions are received from a Holder with respect to the Holder Votes to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder Votes.

         4.2 Number of Votes. With respect to all meetings of stockholders of TMW at which holders of shares of TMW Common Stock are entitled to vote (a "TMW Meeting") and with respect to all written consents sought by TMW from its stockholders, including the holders of shares of TMW Common Stock (a "TMW Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by TMW or by applicable law for such TMW Meeting or TMW Consent, as the case may be (the "Holder Votes"), in respect of each matter, question or proposition to be voted on at such TMW Meeting or to be consented to in connection with such TMW Consent.

         4.3 Mailings to Shareholders. With respect to each TMW Meeting and TMW Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as TMW utilizes in communications to holders of TMW Common Stock, subject to the Trustee's ability to provide such method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by TMW to its stockholders:

                  (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of TMW;

                  (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such TMW Meeting or TMW Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such TMW Meeting and to exercise personally the Holder Votes thereat;

                  (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:


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
                           (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                           (ii) a proxy to a designated agent or other representative of the management of TMW to exercise such Holder Votes;

                  (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                  (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

                  (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a TMW Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

         The materials referred to above are to be provided by TMW to the Trustee, but shall be subject to review and comment by the Trustee.

         For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such TMW Meeting or TMW Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by TMW or by applicable law for purposes of determining stockholders entitled to vote at such TMW Meeting or to give written consent in connection with such TMW Consent. TMW will notify the Trustee in writing of any decision of the board of directors of TMW with respect to the calling of any such TMW Meeting or the seeking of any such TMW Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

         4.4 Copies of Stockholder Information. TMW will deliver to the Trustee copies of all proxy materials, (including notices of TMW Meetings, but excluding proxies to vote shares of TMW Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of TMW Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of TMW Common Stock (but in any event, no later than one Business Day before the day on which materials are first sent to holders of TMW Common Stock). The Trustee will mail or otherwise send to each Holder, at the expense of TMW, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by TMW) received by the Trustee from TMW at the same time as such materials are first sent to holders of TMW Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal corporate trust office in the city of Toronto.


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         4.5 Other Materials. Immediately after receipt by TMW or any stockholder of TMW of any material sent or given generally to the holders of TMW Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), TMW shall use all reasonable commercial efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of TMW, copies of all such materials received by the Trustee from TMW. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal corporate trust office in the city of Toronto. It shall be a condition precedent to the Trustee's obligations under this Agreement including, in particular, under Sections 4.3, 4.4 and 4.9, that TMW or MG, as the case may be, prepare the applicable material, List and mailing labels and provide the Trustee with a sufficient quantity thereof in a timely fashion.

         4.6 List of Persons Entitled to Vote. MG shall, (i) prior to each annual, general and special TMW Meeting or the seeking of any TMW Consent and
(ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a TMW Meeting or a TMW Consent, at the close of business on the record date established by TMW or pursuant to applicable law for determining the holders of TMW Common Stock entitled to receive notice of and/or to vote at such TMW Meeting or to give consent in connection with such TMW Consent. Each such List shall be delivered to the Trustee promptly after receipt by MG of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. TMW agrees to give MG written notice (with a copy to the Trustee) of the calling of any TMW Meeting or the seeking of any TMW Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable MG to perform its obligations under this Section 4.6.

         4.7 Entitlement to Direct Votes. Any Holder named in a List prepared in connection with any TMW Meeting or any TMW Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled; provided, that such Holder has obtained a valid proxy from the Trustee to vote the Holder Votes which the Holder desires to vote by proxy.

         4.8 Voting by Trustee, and Attendance of Trustee Representative, at Meeting.

                  (a) In connection with each TMW Meeting and TMW Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct



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
                           the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to
                           Section 4.3 hereof.

                  (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each TMW Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

                           (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or

                           (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

          At such meeting, the Holder exercising such Holder Votes pursuant to a proxy provided in accordance with Section 4.8(b) shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

         4.9 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as TMW utilizes in communications to holders of TMW Common Stock) to each Holder at its address as shown on the books of MG. MG shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                  (a)      current lists of the Holders; and

                  (b) mailing labels to enable the Trustee to carry out its duties under this Agreement.

         The materials referred to above are to be provided by MG to the Trustee, but shall be subject to review and comment by the Trustee.

         4.10 Termination of Voting Rights. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be



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
surrendered by the Holder to TMW, and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to TMW, Canco or MG of the certificates representing such Exchangeable Shares in connection with the exchange of Exchangeable Shares for shares of TMW Common Stock pursuant to the Share Restructuring Plan, the Exchangeable Share Provisions or the Support Agreement (unless in any case TMW, Canco or MG shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Holders).

                                    ARTICLE V

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VI

                    RESTRICTIONS ON ISSUANCE OF TMW SERIES A
                         SPECIAL VOTING PREFERRED STOCK

         During the term of this Agreement, TMW will not issue any shares of TMW Series A Special Voting Preferred Stock in addition to the Voting Share.

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

         7.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

                  (a) receipt and holding of the Voting Share from TMW as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

                  (b) granting proxies and distributing materials to Holders as provided in this Agreement;

                  (c) voting the Holder Votes in accordance with the provisions of this Agreement;

                  (d)      holding title to the Trust Estate;

                  (e) taking action at the direction of a Holder or Holders to enforce the obligations of TMW, Canco and MG under this Agreement; and

                  (f) taking such other actions and doing such other things as are specifically provided in this Agreement.



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
         In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement. In particular, the Trustee shall have no liability or responsibility arising under any agreement or instrument, including the Exchangeable Share Provisions or any other agreement or instrument referred to in this Agreement, to which the Trustee is not a party and shall not be bound by any notice of a claim or demand with respect thereto. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

         7.2 No Conflict of Interest. The Trustee represents to MG and TMW that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article X hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which MG has its registered office for an order that the Trustee be replaced as trustee hereunder.

         7.3 Dealings with Transfer Agents, Registrars, Etc. TMW, Canco and MG irrevocably authorize the Trustee, from time to time, to:

                  (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and TMW Common Stock; and

                  (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.



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
         MG and TMW irrevocably authorize their respective registrars and transfer agents to comply with all such requests.

         7.4 Books and Records. The Trustee shall keep available for inspection by TMW and MG, at the Trustee's principal corporate trust office in Toronto, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights for the term of this Agreement. On or before March 31, 1999, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to TMW and MG a brief report, dated as of the preceding December 31, with respect to:

                  (a) property and funds comprising the Trust Estate as of that date; and

                  (b) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

         7.5 [Intentionally Omitted].

         7.6 Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article IV hereof, subject to Section 7.15 hereof. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

         7.7 Actions by Holders. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

         7.8 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts



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
and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

         7.9 Evidence and Authority to Trustee. TMW, Canco and/or MG shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by TMW, Canco and/or MG or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of TMW, Canco and/or MG forthwith if and when:

                  (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

                  (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives TMW, Canco and/or MG written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officer's Certificate of TMW, Canco and/or MG or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

         Whenever such evidence relates to a matter other than the Voting Rights and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of TMW, Canco and/or MG it shall be in the form of an Officer's Certificate or a statutory declaration.

         Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

                  (i) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

                  (ii) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                  (iii) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

         7.10 Experts, Advisers and Agents. The Trustee may:

                  (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by TMW, Canco and/or MG or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                  (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by
                           it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

         7.11 [Intentionally Omitted].

         7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

         7.13 Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of TMW, Canco and/or MG or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

         7.14 Authority to Carry on Business. The Trustee represents to TMW, Canco and MG that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article X hereof.

         7.15 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                  (a) the rights of all adverse claimants with respect to the Voting Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                  (b) all differences with respect to the Voting Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

         7.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

         7.17 Notice to Trustee. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms of this Agreement; nor shall the Trustee be required to take notice of, be deemed to have actual or constructive notice or knowledge of any matter under this Agreement, or take any action in connection with any notice of any TMW Meeting or the seeking of any TMW Consent (each a "Notice Event"), unless and until notified in writing of such Notice Event in accordance with section 14.3 hereof which notice shall distinctly specify the Notice Event desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no such Notice Event has occurred.

         7.18 Merger or Consolidation of Trustee. Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee under this Agreement without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under the provisions of this Agreement.

         7.19 No Personal Liability. In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Agreement, the Trustee is and shall be conclusively deemed to be acting as trustee of the Trust and shall not be subject to any personal liability for any liabilities, obligations, claims, demands, judgments, costs or expenses against or with respect to the Trust.

         7.20 Incumbency Certificate. Each of TMW, Canco and MG shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee ("Authorized Persons") together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice of a change in Authorized Persons with updated specimen signatures.

                                  ARTICLE VIII

                                  COMPENSATION

         TMW, Canco and MG jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that TMW, Canco and MG shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                   ARTICLE IX

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         9.1 Indemnification of the Trustee. TMW, Canco and MG jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by TMW, Canco or MG pursuant hereto. In no case shall TMW, Canco or MG be liable under this indemnity for any claim against any of the Indemnified Parties unless TMW, Canco and MG shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (i) below, TMW, Canco and MG shall be entitled to participate at their own expense in the defense and, if TMW, Canco or MG so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by TMW, Canco or MG; or (ii) the named parties to any such suit include both the Trustee and TMW, Canco or MG and the Trustee shall have been advised by counsel acceptable to TMW, Canco or MG that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to TMW, Canco or MG and that an actual or potential conflict of interest exists (in which case TMW, Canco and MG shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement or the resignation or replacement of the Trustee.

         9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

                                    ARTICLE X

                                CHANGE OF TRUSTEE

         10.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to TMW, Canco and MG specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless TMW, Canco and MG otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, TMW, Canco and MG shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which MG has its registered office upon application of one or more of the parties hereto.

         10.2 Removal. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by TMW, Canco and MG, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

         10.3 Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to TMW, Canco and MG and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of TMW, Canco and MG or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, TMW, Canco, MG and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         10.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, TMW, Canco and MG shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If TMW, Canco or MG shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of TMW, Canco and MG.

                                   ARTICLE XI

                                 TMW SUCCESSORS

         11.1 Certain Requirements in Respect of Combination, Etc. TMW shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

                  (a)      such other Person or continuing corporation (the
                           "TMW Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the TMW Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such TMW Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of TMW under this Agreement; and

                  (b) such transaction shall, to the reasonable satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

         11.2 Vesting of Powers in Successor. Whenever the conditions of Section
11.1 hereof have been duly observed and performed, the Trustee, if required by
Section 11.1 hereof, the TMW

Successor and MG shall execute and deliver the supplemental agreement provided for in Article XII hereof, and thereupon the TMW Successor shall possess and from time to time may exercise each and every right and power of TMW under this Agreement in the name of TMW or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of TMW or any officers of TMW may be done and performed with like force and effect by the directors or officers of such TMW Successor.

         11.3 Wholly owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly owned subsidiary of TMW with or into TMW.

                                   ARTICLE XII

                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

         12.1 Amendments, Modifications, Etc. Subject to Section 12.4, this Agreement may not be amended, modified or waived except by an agreement in writing executed by TMW, Canco, MG and the Trustee and approved by the Holders in accordance with Section 11.1 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

         12.2 Ministerial Amendments. Notwithstanding the provisions of Section
12.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

                  (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder; provided that the Board of Directors shall be of the opinion, after receipt of a written opinion of outside counsel, that such covenants are not prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of TMW, Canco and MG and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make; provided that such boards of directors and the Trustee and its counsel shall be of the opinion, after receipt of a written opinion of outside counsel, that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                  (c) making such changes or corrections which, on the advice of counsel to TMW, Canco, MG and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of TMW, Canco and MG shall be of the opinion, after receipt of a written opinion of outside counsel, that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

         MG shall send a written notice to the Holders notifying them of any amendment made pursuant to this Section 12.2 and a copy of any written opinion of counsel received in connection with any such amendment.

         12.3 Meeting to Consider Amendments. MG, at the request of TMW or Canco, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of MG, the Exchangeable Share Provisions and all applicable laws.

         12.4 Changes in Capital of TMW and MG. At all times after the occurrence of any event effected pursuant to the Support Agreement, as a result of which either TMW Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which TMW Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

         12.5 Execution of Supplemental Agreements. From time to time MG (when authorized by a resolution of its Board of Directors), TMW (when authorized by a resolution of its board of directors), Canco (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                  (a) evidencing the succession of any TMW Successors to TMW and the covenants of and obligations assumed by each such TMW Successor in accordance with the provisions of Article XI and the successor of any successor trustee in accordance with the provisions of Article X;

                  (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights which, in the opinion of the Board of Directors of each of TMW, Canco and MG and in the opinion of the Trustee and its counsel, after receipt of a written opinion of outside counsel, will not be prejudicial to the interests of the Holders as a whole or are in the written opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to TMW, Canco, MG, the Trustee or this Agreement; and

                  (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Board of Directors of each of TMW, Canco and MG and in the opinion of the Trustee and its counsel, after receipt of a written opinion of outside counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                  ARTICLE XIII

                                   TERMINATION

         13.1 Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

                  (a) no outstanding Exchangeable Shares are held by a Holder;

                  (b) each of TMW, Canco and MG elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 11.1 of the Exchangeable Share Provisions and notice of such termination is provided to the Trustee; and

                  (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

         13.2 Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles VIII and IX hereof shall survive any such termination of this Agreement.

                                   ARTICLE XIV

                                     GENERAL

         14.1 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         14.2 Inurement; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders. The parties hereto acknowledge and agree that the holders of the Exchangeable Shares are intended to be third party beneficiaries of this Agreement and shall be entitled to all rights and benefits provided hereunder which affect such holders and shall be entitled to enforce such rights and benefits as if they were a party hereto.

         14.3 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         if to MG:

                  Moores Retail Group Inc.
                  5800, Rue St. Denis, Suite 900
                  Montreal, Quebec H2S 3L5
                  Attn: Michael Zelnik
                  Facsimile: 514.274.4177

         with a copy to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attn: Thomas J. Drago
                  Facsimile: 212.616.4120

         if to TMW or Canco:

                  The Men's Wearhouse, Inc.
                  40650 Encyclopedia Circle
                  Fremont, California 94538
                  Attn: David Edwab
                  Facsimile: 713.657.0872

         with a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas, U.S.A.  77010-3095
                  Attn: Michael W. Conlon
                  Facsimile: 713.651.5246

                  and

                  Byers Casgrain
                  1 Place Ville-Marie, Suite 3900
                  Montreal, Quebec, Canada H3B 4M7
                  Attn: Allan Mass
                  Facsimile: 514.866.2241


         If to the Trustee:

                  The Trust Company of Bank of Montreal
                  Suite 5104, First Canadian Place
                  Toronto, Ontario M5X 1A1
                  Attn: Senior Trust Officer
                  Facsimile: 416.867.6264

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         14.4 Notice to Holders. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

         14.5 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by MG or by TMW of Canco or by such Holder to the Trustee or to TMW, Canco or MG, the making of such payment or sending of such document sent through the post shall be at the risk of TMW, Canco or MG in the case of payments made or documents sent by the Trustee or TMW, Canco or MG, and the Holder, in the case of payments made or documents sent by the Holder.

         14.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         14.7 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         14.8 Attornment. TMW agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and TMW hereby appoints Canco at its registered office in the Province of Ontario as TMW's attorney for service of process.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.

                                    THE MEN'S WEARHOUSE, INC.


                                    By: /s/ GARY CKODRE
                                       ------------------------------
                                    Name:    Gary Ckodre
                                    Title:   Vice President - Finance


                                    GOLDEN MOORES COMPANY


                                    By: /s/ GARY CKODRE
                                       ------------------------------
                                    Name:    Gary Ckodre
                                    Title:   Chief Accounting Officer


                                    MOORES RETAIL GROUP INC.


                                    By: /s/ MICHEL ZELNIK
                                       ------------------------------
                                    Name:    Michel Zelnik
                                    Title:   Chief Executive Officer


                                    THE TRUST COMPANY OF BANK OF
                                    MONTREAL


                                    By: /s/ MARCIA REDWAY
                                       ------------------------------
                                    Name:    Marcia Redway
                                    Title:   Sr. Trust Officer